Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

COLUMBIA ACQUISITION SUB LLC

(A Delaware Limited Liability Company)

This Limited Liability Company Agreement (the “Agreement”), dated as of June 15, 2018, is hereby duly adopted as the limited liability company agreement of Columbia Acquisition Sub LLC, a Delaware limited liability company (the “Company”) by the sole Member (as defined below).

ARTICLE I

Definitions

1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Agreement” means this Agreement of the Company, as originally adopted and as amended from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day which is a nationally recognized holiday in the United States of America.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by the Member whenever made.

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as it shall be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

“Company” means Columbia Acquisition Sub LLC, a Delaware limited liability company.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Initial Capital Contribution” means the initial contribution to the capital of the Company made by the Member pursuant to this Agreement.

“Majority” means, with respect to any referenced group of Managers, a combination of any such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

“Manager” means those Persons identified on Exhibit A or any other Persons who succeed such Persons in that capacity or are elected to act as additional managers of the Company as provided herein.

“Member” means Cheniere Energy, Inc., a Delaware corporation, and any Person hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member in the Company.

“Membership Interest” means, with respect to the Member at any time, the ownership interest of the Member at that time, which shall include all Units then owned thereby.

“Person” means any natural person, partnership, limited liability company, corporation, trust or other legal entity.

“Units” means units of ownership interest in the Company.

1.2 Other Definitional Provisions. All terms used in this Agreement that are not defined in this Article I have the meanings contained elsewhere in this Agreement.

ARTICLE II

Formation

2 1 Name and Formation. The name of the Company is Columbia Acquisition Sub LLC. The Company was formed as a limited liability company upon the filing of the Certificate pursuant to the Act.

2.2 Principal Place of Business. The principal place of business of the Company shall be at 700 Milam St., Suite 1900, Houston, Texas. The Company may locate its place(s) of business and registered office at any other place or places as the Member may from time to time deem necessary or advisable.

2.3 Registered Office and Agent. The registered office of the Company shall be at 251 Little Falls Drive, Wilmington, Delaware 19808, and the name of its initial registered agent at such address shall be Corporation Service Company.

2.4 Duration. The period of duration of the Company is perpetual from the date its Certificate was filed with the Secretary of State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

2.5 Purposes and Powers. The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act with the exception of the business of granting policies of insurance, or assuming insurance risks or banking as defined in Section 126 of Title 8 of the Delaware Code Annotated. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes, and for the protection and benefit of its business.

2.6 Limitation of Liability. The liability of each Member and each employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law.

ARTICLE III

Rights and Duties of Managers

3.1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by the Act, the Certificate or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company.

3.2 Number and Qualifications. The number of Managers shall not be less than one (1) nor more than seven (7) as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers need not be residents of the State of Delaware. The Managers in their discretion may elect from among the Managers a chairman of the Managers who shall preside at meetings of the Managers.

3.3 Election. At the first annual meeting of the Member and at each annual meeting thereafter, the Member shall elect one or more Managers to hold office until the next succeeding annual meeting. Unless removed in accordance with this Agreement, each Manager shall hold office for the term for which such person is elected and until such person’s successor shall be elected and qualified.

3.4 Vacancy. Any vacancy occurring for any reason in the number of Managers shall be filled by the Member. A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

3.5 Removal. At a meeting called expressly for such purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the Member.

3.6 Place of Meetings. All meetings of the Managers may be held either within or without the State of Delaware.

3.7 Annual Meetings. The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of Member, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.

3.8 Regular Meetings. Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Managers.

3.9 Special Meetings. Special meetings of the Managers may be called by any Manager on three (3) days’ notice to each Manager, either personally or by mail, telephone or by telegram.

3.10 Quorum. At all meetings of the Managers, the presence of a Majority shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. At a meeting at which a quorum is present, the act of a Majority shall be the act of the Managers, except as otherwise provided by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

3.12 Actions Without a Meeting. Notwithstanding any provision contained in this Article III, all actions of the Managers provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Managers without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by all of the Managers.

3.13 Compensation. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time determined by the Member. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

3.14 Officers. The Managers may, from time to time, designate one or more persons to be officers of the Company. No officer need be a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers, including, without limitation, president, vice president, chief financial officer, secretary, assistant secretary, treasurer and assistant treasurer. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Managers. Each officer shall hold office until such person’s successor shall be duly designated and shall qualify or until such person’s death or until such person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers. The Managers, whenever in their judgment the best interests of the Company will be served thereby, may remove any officer as such, either with or without cause. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

3.15 Indemnification.

(a) To the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity (“Person”) who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a Manager or officer of the Company, or, while serving as a Manager or officer of the Company, at the request of the Company, as a director, officer, employee, partner, manager, fiduciary or trustee of the Company or any other Person (each an “Indemnitee”) or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non- appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 3.15(a), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Person’s conduct was unlawful.

(b) To the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person was serving as an Indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 3.15(b), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(c) To the extent an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3.15(a) or Section 3.15(b), or in the defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

(d) Any indemnification under Section 3.15(a) or Section 3.15(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Person has met the applicable standard of conduct set forth in such section. Such determination shall be made, with respect to a Person who is a Manager or officer at the time of such determination, (i) by a majority vote of the Managers who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Managers designated by majority vote of such Managers, even though less than a quorum or (iii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates acceptable to the Board) (“Opinion of Counsel”).

(e) Expenses (including attorneys’ fees) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 3.15(a) or Section 3.15(b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Person is not entitled to be indemnified by the Company as authorized in this Section 3.15.

(f) The indemnification, advancement of expenses and other provisions of this Section 3.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(g) The Company may purchase and maintain insurance, on behalf of its Managers and officers, and such other Persons as the Board shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(h) For purposes of the definition of Indemnitee in Section 3.15(a), the Company shall be deemed to have requested a Person to serve as fiduciary of an employee benefit plan whenever the performance by such Person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such Person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 3.15(a); and action taken or omitted by such Person with respect to any employee benefit plan in the performance of such Person’s duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

(i) Any indemnification pursuant to this Section 3.15 shall be made only out of the assets of the Company, it being agreed that the Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(j) An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(k) If a claim under Section 3.15 of this Agreement is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in this Agreement. Neither the failure of the Company (including its Managers who are not parties to such action, a committee of such Managers, independent legal counsel, or its Member) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Managers who are not parties to such action, a committee of such Managers or independent legal counsel) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this Section 3.15 or otherwise shall be on the Company.

(l) The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the Person is or was an employee (other than an Officer) or agent of the Company, or, while serving as an employee (other than an Officer) or agent of the Company is or was serving at the request of the Company as a director, officer, employee, partner, fiduciary, trustee or agent of another Person to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized by the Board. The Company may, to the extent permitted by Delaware law and authorized by the Board, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board determine. The provisions of this Section 3.15(l) shall not constitute a contract right for any such employee or agent.

(m) An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(n) The indemnification, advancement of expenses and other provisions of this Section 3.15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(o) Except to the extent otherwise provided in Section 3.15(l), the right to be indemnified and to receive advancement of expenses in this Section 3.15 shall be a contract right. No amendment, modification or repeal of this Section 3.15 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 3.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Any indemnification or payment or reimbursement of expenses made pursuant to this Section 3.15 shall be subject to applicable laws.

(p) For the avoidance of doubt, any reference to the Managers or officers of the Company in this Section 3.15 or Section 3.16 (including in the definition of Indemnitee in Section 3.15(a)) shall include any Person who was a former director or officer of any corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity to which the Company is a successor by merger, transfer, assignment, election or otherwise).

3.16 Exculpation of Liability of Indemnitees; Good Faith.

(a) Notwithstanding anything to the contrary set forth or implied in this Agreement, to the fullest extent permitted by law, no Manager or officer shall be liable to the Company, the Members or any other Person bound by this Agreement for monetary damages for losses sustained or liabilities incurred as a result of any act or omission of such Manager or officer, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Person’s conduct was criminal. For purposes of this Agreement, a person shall be deemed to have acted in good faith if the action or omission of action was taken with the belief that it was in the best interests of the Company. Any action or omission of action shall be deemed to be in the best interests of the Company if such Manager or officer believes that such action or omission of action is in, or not opposed to, the best interests of the Company.

(b) Subject to its obligations and duties as Board set forth in this Agreement, the Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.

(c) Except as expressly set forth in this Agreement or required by the Act, neither the Managers nor any other Indemnitee shall have any duties (including fiduciary duties) or liabilities to the Company or to any Member. The provisions of this Agreement, to the extent that they restrict or eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnitee, except to the extent inconsistent with applicable federal laws.

(d) Any amendment, modification or repeal of this Section 3.16 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee under this Section 3.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE IV

Rights and Duties of the Member

4.1 Place of Meetings. All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Member and set forth in any notice or waivers of notice of such meeting.

4.2 Annual and Special Meetings. The annual and special meetings of the Member for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.

4.3 Actions Without a Meeting. Notwithstanding any provision contained in this Article IV, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

4.4 Voting for Managers. Managers shall be elected by the Member.

4.5 Number. The initial number of Members of the Company shall be one (1).

ARTICLE V

Capitalization

5.1 Capital Contributions.

(a) Upon the execution of this Agreement, the Member shall contribute cash or property to the Company in the amount set forth as the initial Capital Contribution on Exhibit B. Such cash or property shall be the Initial Capital Contribution of the Member and, upon such contribution, the Member shall receive one hundred (100) Units.

(b) If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional contributions to the capital of the Company.

(c) The Member shall not be paid interest on any Capital Contribution.

5.2 Withdrawal or Reduction of Capital Contributions.

(a) The Member shall not receive out of the Company’s property any part of its Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.

(b) The Member shall not have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, the Member shall not have the right to receive property other than cash.

5.3 Liability of Member. The Member shall not be liable for the debts, liabilities or obligations of the Company beyond its initial Capital Contribution. The Member shall not be required to contribute to the capital of, or to loan any funds to, the Company.

5.4 Article 8 Opt-In. The Company hereby elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the state of its jurisdiction of formation and, to the extent permitted by applicable law, each other applicable jurisdiction.

5.5 Certificates.

(a) Upon the issuance of Units in the Company to any Person in accordance with the provisions of this Agreement, the Company shall issue one or more certificates in the name of such Person substantially in the form of Exhibit C hereto (a “Unit Certificate”), which evidences the ownership of the Units in the Company of such Person. Each such Unit Certificate shall be denominated in terms of the number of Units in the Company evidenced by such Unit Certificate and shall be signed by two officers of the Company.

(b) The Company shall maintain books for the purpose of registering the transfer of Units. In connection with a transfer in accordance with this Agreement of any Units in the Company, the Unit Certificate(s) shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new Unit Certificate to the transferee evidencing the Units that were transferred and, if applicable, the Company shall issue a new Unit Certificate to the transferor evidencing any Units registered in the name of the transferor that were not transferred.

(c) Each Unit Certificate evidencing Units in the Company shall bear the following legend: “THIS CERTIFICATE EVIDENCES AN INTEREST IN COLUMBIA ACQUISITION SUB LLC (THE “COMPANY”) AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF ITS FORMATION AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF EACH OTHER APPLICABLE JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE MEMBER(S). COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

ARTICLE VI

Distributions

6.1 Distributions. Subject to Section 6.2, the Company shall make all distributions at such times as determined by the Member.

6.2 Limitation Upon Distribution. No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of its Capital Contributions.

ARTICLE VII

Books and Accounts

7.1 Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

7.2 Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. All elections permitted to be made by the Company under federal or state laws shall be made by the Managers with the consent of the Member.

ARTICLE VIII

Dissolution and Termination

8.1 Dissolution.

(a) The Company shall be dissolved upon the first of the following to occur:

(i) When the period fixed for the duration of the Company, if any, shall expire;

(ii) Upon the election to dissolve the Company by the Member;

(iii) Upon the resignation, expulsion, bankruptcy, legal incapacity or dissolution of the Member, or the occurrence of any other event which terminates the continued membership of the Member; or

(iv) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article VIII.

(c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

(d) Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however, that the Managers may distribute assets of the Company in kind to the Member to the extent practicable.

8.2 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

(a) First, to creditors, in the order of priority as provided by applicable law, except those to the Member on account of the Member’s Capital Contributions; and

(b) Second, any remainder shall be distributed to the Member.

8.3 Cancellation of Certificate. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Member according to the Member’s rights and interests, the Certificate of Cancellation shall be executed on behalf of the Company by the Managers or the Member and shall be filed with the Secretary of State of Delaware, and the Managers and Member shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

ARTICLE IX

Transfer of Membership Interests

The Member may sell, assign or otherwise transfer all or any portion of the Member’s Membership Interest at any time to any Person.

ARTICLE X

Miscellaneous Provisions

10.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s, Manager’s and/or Company’s address as it appears in the Company’s records, as appropriate. Except as otherwise provided herein, any such notice shall be deemed to be given when delivered personally or the next Business Day after the date on which the same was telecopied to such person.

10.2 Application of Delaware Law. This Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Delaware, and specifically the Act, excluding any conflicts of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

10.3 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

10.4 Amendments. Except as otherwise expressly set forth in this Agreement, the Certificate and this Agreement may be amended, supplemented or restated only upon the written consent of the Member. Upon obtaining the approval of any amendment to the Certificate, the Managers shall cause a certificate of amendment in accordance with the Act to be prepared, and such certificate shall be executed by no less than one Manager and shall be filed in accordance with the Act.

10.5 Number and Gender. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.

10.6 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Member and the Member’s distributees, legal representatives, successors and assigns.

10.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Agreement.

10.8 Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement in intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has caused this Agreement to be duly adopted by the Company as of the date set forth above.

SOLE MEMBER:

Cheniere Energy, Inc.

By:	/s/ Michael J. Wortley
Name:	Michael J. Wortley
Title:	Executive Vice President and Chief
Financial Officer

Exhibit A

Managers

Sean N. Markowitz	700 Milam St., Suite 1900
Houston, TX 77002

Michael J. Wortley	700 Milam St., Suite 1900
Houston, TX 77002

Exhibit B

Initial Capital Contributions

$1,000

Exhibit C

Form of Unit Certificate

FORMED UNDER THE LAWS OF

DELAWARE

NUMBER	UNITS

***	***

COLUMBIA ACQUISITION SUB LLC Limited Liability Company Units

This Certifies that                                                                      is the registered holder of                                                   Units.

Transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized officers.

This      day of                  A.D. 20

, President	, Corporate Secretary

THIS CERTIFICATE EVIDENCES AN INTEREST IN COLUMBIA ACQUISITION SUB LLC (THE “COMPANY”) AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF ITS FORMATION AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF EACH OTHER APPLICABLE JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL (IF REQUESTED BY THE COMPANY) SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE MEMBER(S). COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.